SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  May 31, 1996

                     BALCOR REALTY INVESTORS 84-SERIES II
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Maryland                                0-13334
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3223939
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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a) Ridgetree Apartments, Phase II

As previously reported, on April 23, 1996, the Partnership contracted to sell Ridgetree Apartments, Phase II, Dallas, Texas to an unaffiliated party, ERP Operating Limited Partnership, for a sale price of $9,200,000. The sale closed on June 3, 1996. From the proceeds of the sale, the Partnership paid the outstanding balance of the first and second mortgage loans totaling $7,798,124, legal fees of approximately $15,000 and a $92,000 fee to an affiliate of the third party providing property management services for the property for services rendered in connection with the sale. Pursuant to the agreement of sale, the purchaser paid all closing costs relating to the sale. The Partnership received approximately $1,295,000 representing the remaining proceeds. Of such proceeds, $500,000 is being retained by the Partnership and will not be available until 120 days after closing. Neither the General Partner nor its affiliates received a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

b) Rosehill Pointe Apartments

As previously reported, on April 23, 1996, the joint venture consisting of the Partnership and an affiliate which owned the Rosehill Pointe Apartments, Lenexa, Kansas, contracted to sell the property to an unaffiliated party, ERP Operating Limited Partnership, for a sale price of $20,700,000. The sale closed on June 7, 1996. From the proceeds of the sale, the Joint Venture paid the outstanding balance of the first and second mortgage loans totaling $15,537,677, legal fees of approximately $15,000 and a $155,250 fee to an affiliate of the third party providing property management services for the property for services rendered in connection with the sale. Pursuant to the agreement of sale, the purchaser paid all closing costs relating to the sale. The Joint Venture received approximately $4,992,000 representing the remaining proceeds. Of such proceeds, $500,000 is being retained by the Joint Venture and will not be available until 120 days after closing. Neither the General Partner nor its affiliates received a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Joint Venture for its actual expenses incurred in connection with the sale. The sales proceeds will be distributed between the Partnership and the joint venture partner in accordance with their joint venture interests of approximately 61.62% and 38.38%, respectively. The property will receive approximately $3,076,000 of proceeds.
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ITEM 5.  OTHER INFORMATION
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Meadowcreek Apartments

In 1984, Meadowcreek Apartments, Pineville, North Carolina, was acquired by a joint venture (the "Joint Venture") in which the Partnership the general partner and the seller of the property (the "JV Partner") is the limited partner. The Partnership and the JV Partner hold interests in the Joint Venture of 80% and 20%, respectively. The Partnership contributed approximately $3,483,000 towards the purchase of the property. The property was acquired subject to first mortgage financing of approximately $6,335,000. In 1988, the first mortgage loan was refinanced with a new loan in the amount of $7,180,000. The Partnership received excess refinancing proceeds of approximately $400,000 after closing costs and escrows. In 1991, pursuant to a loan modification, the Partnership made a $1,855,000 principal payment on the loan, which was funded by a loan from the General Partner. The first mortgage loan was refinanced in May 1993 with a new mortgage loan in the amount of $5,200,000.

On May 31, 1996, the Joint Venture sold the property for a sale price of $11,100,000 to an unaffiliated party, Cornerstone Realty Group Incorporated, a Virginia corporation. From the proceeds of the sale, the Joint Venture paid the outstanding balance of the first mortgage loan of $5,076,321, selling costs of $134,546 and $222,000 to an unaffiliated party as a brokerage commission. The Joint Venture received approximately $5,667,000 representing the remaining proceeds. Neither the General Partner nor any of its affiliates received a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Joint Venture for its actual expenses incurred in connection with the sale. In accordance with the terms of the Joint Venture agreement, all net sale proceeds will be paid to the Partnership.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) (a)(i)  Master Amendment and Agreement dated May 22, 1996 relating to the sale of the Ridgetree apartment complex, Phase II, Dallas, Texas, and the Rosehill Pointe apartment complex, Lenexa, Kansas.

              (a)(ii) Master Amendment and Agreement #2 dated May 22, 1996 relating to the sale of the Ridgetree apartment complex, Phase II, Dallas, Texas and the Rosehill Pointe apartment complex, Lenexa, Kansas.

          (99) Agreement of Sale and attachment thereto relating to the sale of Meadowcreek Apartments, Pineville, North Carolina.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR REALTY INVESTORS 84-SERIES II,
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor Partners-84 II, Inc.,a Delaware
                              corporation, its general partner

                         By:  /s/Jerry M. Ogle
                              ------------------------------------
                                 Jerry M. Ogle, Vice President
                                 and Secretary

Dated:  June 20, 1996
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